STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

February 7, 2014

Job Number: C20140207-1451
Reference Number: 00004178346-63
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20140090546-91	Stock Split	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20140207-1451
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090301

Filed in the office of	Document Number
	20140090546-91
Ross Miller	Filing Date and Time
Secretary of State	02/04/2014 9:08 AM
State of Nevada	Entity Number
	E0237232007-3

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Bio-Solutions Corp.
Entity No. E0237232007-3

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 Common Shares at a par value of $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

200,000,000 Common Shares at a par value of $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The Company is hereby effecting a 1:10 reverse split. The existing authorized Common share structure and par value remain the same. The outstanding shares at the record date were 199,611,900 split to 19,961,190.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up

7. Effective date and time of filing: (optional) Date: 1/14/14 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature] 1-27-2014

Signature of Officer

Title CEO

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.